Comcast Optionees
Election Outbound Campaign
10/4/04

CALLING GUIDE FOR COMCAST STOCK OPTION LIQUIDITY PROGRAM

TO ALL AGENTS:

PLEASE USE ALL THE MATERIAL PROVIDED TO YOU REGARDING THIS PROGRAM AS A RESOURCE FOR RESPONDING TO SPECIFIC OPTIONEE QUESTIONS. IF YOU FEEL A QUESTION IS NOT COVERED IN THE MATERIAL PLEASE SEEK ASSISTANCE.

HELLO, THIS IS _____________ FROM MELLON INVESTOR SERVICES CALLING ON BEHALF OF COMCAST CORPORATION REGARDING YOUR STOCK OPTIONS. IS (NAME OF OPTIONEE), AVAILABLE?

IF NO:	THANK YOU, WHAT WOULD BE A GOOD TIME FOR ME TO CALL BACK? RECORD TIME

IF YES:	CONTINUE BELOW

HI (NAME OF OPTIONEE), WE HAVE YOU ON RECORD AS HOLDING CERTAIN EMPLOYEE STOCK OPTIONS OF COMCAST CORPORATION AND I’M JUST CALLING TO MAKE SURE THAT YOU’VE RECEIVED THE ELECTION FORM REGARDING THE COMCAST STOCK OPTION LIQUIDITY PROGRAM, WHICH WOULD ALLOW YOU TO SELL THOSE EMPLOYEE STOCK OPTIONS TO COMCAST FOR A CASH PAYMENT.

HAVE YOU RECEIVED THE ELECTION FORM?

IF NO: (NAME OF OPTIONEE), PLEASE NOTE THE PROGRAM FORMS WERE MAILED ON OCTOBER 8, 2004, IF YOU DO NOT RECEIVE THEM WITHIN 3 TO 5 BUSINESS DAYS PLEASE CONTACT US AT 1-866-485-7381. FOR YOUR REFERENCE, I WOULD LIKE TO INFORM YOU THAT THE ELECTION DEADLINE IS TUESDAY, NOVEMBER 9, 2004 AT 6:00 PM NEW YORK CITY/EASTERN TIME. ONCE YOU RECEIVE THE MATERIALS, IF YOU HAVE ANY QUESTIONS REGARDING THE PROGRAM, PLEASE CALL 1-866-485-7381, MONDAY THROUGH FRIDAY BETWEEN 8:00 AM AND 6:00 PM NEW YORK CITY/EASTERN TIME AND SOMEONE ON OUR TEAM WILL BE HAPPY TO ASSIST YOU.

IF YES: (NAME OF OPTIONEE), DO YOU HAVE ANY QUESTIONS REGARDING THE PROGRAM?

IF NO: OK (NAME OF OPTIONEE), IF ANY QUESTIONS COME UP REGARDING THIS PROGRAM, FEEL FREE TO CALL 1-866-485-7381 MONDAY THRU FRIDAY BETWEEN 8:00 AM AND 6:00 PM NEW YORK CITY/EASTERN TIME AND SOMEONE ON OUR TEAM WILL BE HAPPY TO ASSIST YOU. FOR YOUR REFERENCE, I WOULD LIKE TO INFORM YOU THAT THE ELECTION DEADLINE IS TUESDAY, NOVEMBER 9, 2004 AT 6:00 PM NEW YORK CITY/EASTERN TIME.

THANK YOU FOR YOUR TIME AND HAVE A GOOD ____________.

IF YES: (NAME OF OPTIONEE), WOULD YOU LIKE ME TO TAKE YOUR ELECTION OVER THE PHONE NOW?

Comcast Optionees
Election Outbound Campaign
10/4/04

IF YES: [AGENT WILL THEN FOLLOW THE INSTRUCTIONS PROVIDED IN THE TRAINING MATERIALS.]

IF NO: PLEASE KEEP IN MIND THAT IF YOU CHOOSE TO SELL YOUR OPTIONS TO COMCAST UNDER THIS PROGRAM, WE MUST RECEIVE YOUR REQUEST BEFORE THE DEADLINE, WHICH IS AT 6 PM NEW YORK CITY/EASTERN TIME ON TUESDAY NOVEMBER 9, 2004 IN ORDER FOR YOUR ELECTION TO BE VALID. IF YOU HAVE ANY QUESTIONS REGARDING THE PROGRAM, PLEASE CALL 1-866-485-7381, MONDAY THROUGH FRIDAY BETWEEN 8:00 AM AND 6:00 PM NEW YORK CITY/EASTERN TIME AND SOMEONE ON OUR TEAM WILL BE HAPPY TO ASSIST YOU.

THANK YOU FOR YOUR TIME AND HAVE A GOOD ____________ .

Comcast Optionees
Election Outbound Campaign
10/4/04

ANSWERING MACHINE MESSAGE

THIS IS _____________ FROM MELLON INVESTOR SERVICES CALLING ON BEHALF OF COMCAST. THIS MESSAGE IS FOR (NAME OF OPTIONEE). WE HAVE YOU ON RECORD AS HOLDING CERTAIN EMPLOYEE STOCK OPTIONS OF COMCAST CORPORATION. I WANTED TO MAKE SURE THAT YOU HAVE RECEIVED THE NOTICE TO ELIGIBLE OPTIONEES AND ELECTION FORM MAILED TO YOU REGARDING THE COMCAST CORPORATION STOCK OPTION LIQUIDITY PROGRAM, WHICH WOULD ALLOW YOU TO SELL THOSE EMPLOYEE STOCK OPTIONS TO COMCAST CORPORATION. I ALSO WANTED TO REMIND YOU THAT THE DEADLINE TO PARTICIPATE IN THE PROGRAM IS TUESDAY, NOVEMBER 9, 2004. IF YOU WISH TO PARTICIPATE IN THE PROGRAM, WE MUST RECEIVE YOUR VALID REQUEST BEFORE 6 PM NEW YORK CITY/EASTERN TIME ON NOVEMBER 9, 2004 IN ORDER FOR IT TO BE VALID. PLEASE CALL US AT 1-866-485-7381 IF YOU HAVE NOT RECEIVED THE MATERIALS MAILED TO YOU, OR IF YOU HAVE ANY QUESTIONS REGARDING THE PROGRAM.

THANK YOU AND HAVE A GOOD __________.

(DEPENDS UPON NUMBER OF REQUESTED CONTACT ATTEMPTS)
I'LL TRY TO REACH YOU AGAIN AT A LATER DATE, BUT IN THE MEANTIME FEEL FREE TO CALL 1-866-485-7381 MONDAY THRU FRIDAY BETWEEN 8:00 AM AND 6:00 PM NEW YORK CITY/EASTERN TIME IF YOU HAVE ANY QUESTIONS.

THANK YOU AND HAVE A GOOD __________.